Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post-Effective Amendment No. 1 to the Form S-1 Registration Statement filed by MedPro Safety Products, Inc. on May 28, 2010 of our report dated March 29, 2009 on the 2007 and 2008 financial statements of MedPro Safety Products, Inc. We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ Rodefer Moss & Co, PLLC

Knoxville, Tennessee
May 28, 2010